910 Camino Del Mar, Suite F
Del Mar, CA 92014
Phone: (858) 794-7947, Fax: (858) 794-7948

MEMORANDUM

TO:	Frank Manning
FROM:	Rick Jaime
DATE:	August 4, 2006
SUBJECT:	Centro Industrial Los Pinos Blding #62

When countersigned by you, this memo shall confirm that Zoom has selected the property known as building #62 in the Limon III Industrial Park (address; Nave 62, Av. Ferrocarril Km 14.5 Fracc. Los Pinos, Tijuana B.C.) for its Facility in connection with the relationship between Zoom and North American Production Sharing Inc., based on the terms below. Additionally, Zoom has reviewed the lease North American has in place for the selected facility and approves of such lease. Zoom will assume all financial liability associated with the lease based on the following:

The terms of the lease are as follows:
•	Rent start date will be October 1, 2006
•	Zoom shall have immediate access to the building
•	Monthly rent amount, starting two months after lease signature date = USD$14,415.18 (35,575 sq. ft X .41 price per sq foot = 14,415.18)
•	Monthly Guard/maint. service 35,575 sq. ft. X .01 = $355.75 US
•	Monthly rent/Service Total $14,770.93 US
•
Zoom will pay for full risk building insurance as specified in lease. Zoom understands that this is currently available through North American for a cost of $9137.l7 dollars per year covering the following concepts:
Fire building : $496,000 dollars
Earthquake building: $446,400 dollars
Hydrometeorology risks building: $446,400 dollars
Fire contents: $2,500,000 dollars
Earthquake contents: $2,250,000 dollars_
Hydrometeorology risks contents: $2,250,000 dollars
Debris removal: $299,600 dollars
General liability: $200,000 dollars
Theft with violence: $50,000 dollars.

•	Initial lease term to be from October 1, 2006 to May 1, 2007, with five two year options thereafter.
•	CPI will be added to initial lease rate each year starting May 1, 2007 with cap of 5%
•	Building will be furnished with 500 KVA of power located outside adjacent building.
•	Building will come with miscellaneous improvements as observed by Zoom however improvements shall remain with building.
•
North American will make best efforts to facilitate a sublease of approximately 5,000 square feet of Zoom’s Facility to another North American client. However client shall maintain financial responsibility for the Facility.

•
North American understands that Zoom has no obligation under this letter until Zoom sees a written grant of permission from Alberto Limon Padillo for Zoom to use the premises for Zoom’s purposes and not for the purposes of the original lease.

•
North American understands that Zoom has no obligation under this letter until Zoom sees a written grant of permission from Alberto Limon Padillo for Zoom to sublease approximately 5,000 square feet of space to the North American client we’ve discussed.

Please countersign this letter below as acceptance to the Agreement contained herein.

ZOOM by:

/s/ Frank B. Manning
Frank Manning
President/CEO